Exhibit 10.40



                                     PURCHASE AGREEMENT

                                          BETWEEN

                                 MOUNTAINVIEW POWER COMPANY

                                            AND

                                  GENERAL ELECTRIC COMPANY

                                            FOR

                        FOUR PG7241 FA COMBUSTION TURBINE GENERATORS

                                          FOR THE

                              MOUNTAINVIEW GENERATION PROJECT



                                      October 25, 1999




 CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
               EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                         APPENDICES



     A. SCOPE OF WORK (GE Proposal # 90044AG dated September 1999)

     B. PERSONNEL TRAINING PROGRAM

     C. QUALITY ASSURANCE PROGRAM

     D. PAYMENT/TERMINATION SCHEDULE

     E. SAMPLE GE MONTHLY REPORT Schedule 1: Final Lien Waiver Form

     F. INTENTIONALLY OMITTED

     G. APPROVED TEST PROCEDURES

     H. INTENTIONALLY OMITTED

     I. CONFIDENTIALITY AGREEMENT

     J. FORM OF RETAINAGE BOND.

     K. TECHNICAL ADVISORY SERVICES

     L. FUELS SPECIFICATION

     M. PRICING SUMMARY/OPTIONS

TABLE OF CONTENTS


SECTION 1: DEFINITIONS......................................................5


SECTION 2:  GENERAL TERMS OF SALE...........................................9


SECTION 3:  OBLIGATION TO PROCEED..........................................10


SECTION 4:  PERSONNEL TRAINING; OPERATING MANUAL...........................10


SECTION 5:  QUALITY ASSURANCE..............................................10


SECTION 6:  RESERVED..........................................................


SECTION 7:  PAYMENT........................................................10


SECTION 8:  TAXES..........................................................12


SECTION 9:  PRICE ADJUSTMENTS..............................................13


SECTION 10:  INSPECTION AND FACTORY TESTS..................................13


SECTION 11:  TITLE TRANSFER, RISK OF LOSS, SHIPMENT TO STORAGE.............14


SECTION 12:  COMPLIANCE WITH APPLICABLE LAWS AND PERMITS...................14


SECTION 13: EXPORT PROHIBITIONS............................................15


SECTION 14:  CHANGES.......................................................16


SECTION 15:  NON-RECOURSE OBLIGATIONS......................................16


SECTION 16: MECHANICAL COMPLETION..........................................16


SECTION 17: GUARANTEED SHIPMENT DATE; LIQUIDATED DAMAGES FOR LATE SHIPMENT.18


SECTION 18:  PERFORMANCE TESTS.............................................19


SECTION 19:  PERFORMANCE GUARANTEES........................................20


SECTION 20.  ACHIEVMENT OF PERFORMANCE GUARANTEES..........................22


SECTION 21. ACCEPTANCE.....................................................23

TABLE OF CONTENTS





SECTION 22: INTENTIONALLY LEFT BLANK..........................................


SECTION 23: PERFORMANCE GUARANTEE PAYMENTS AND REMEDIES.....................24


SECTION 24: WARRANTIES......................................................25


SECTION 25:    FORCE MAJEURE EVENT..........................................26


SECTION 26:   INDEMNITIES...................................................28


SECTION 27:   LIMITATIONS OF LIABILITIES....................................29


SECTION 28: CONSEQUENTIAL DAMAGES...........................................30


SECTION 29:  SELLER-PROVIDED INSURANCE......................................30


SECTION 30: BUYER-PROVIDED INSURANCE........................................32


SECTION 31: DEFAULT AND REMEDIES............................................33


SECTION 32: ASSIGNMENTS.....................................................34


SECTION 33: PERFORMANCE IN FAVOR OF FINANCING PARTIES.......................35


SECTION 34: BUYER REVIEW OF DOCUMENTS.......................................35


SECTION 35: WAIVERS.........................................................36


SECTION 36: GOVERNING LAW...................................................36


SECTION 37: SEVERABILITY....................................................37


SECTION 38:  NOTICES........................................................37


SECTION 39:  HEADINGS AND INTERPRETATION RULES..............................38


SECTION 40: ENTIRE AGREEMENT................................................38


SECTION 41: SELLER'S PROPRIETARY INFORMATION................................38


SECTION 42:  PUBLICITY RELEASES; INFORMATION................................38


SECTION 43:  NON NUCLEAR USE................................................38

THIS PURCHASE AGREEMENT ("AGREEMENT") IS ENTERED INTO OCTOBER 25, 1999, BY AND AMONG GENERAL ELECTRIC COMPANY, A NEW YORK CORPORATION, HAVING A PRINCIPAL PLACE OF BUSINESS AT 1 RIVER ROAD, SCHENECTADY, NEW YORK 12345 USA ("GE" OR "SELLER") AND MOUNTAINVIEW POWER COMPANY, A DELAWARE CORPORATION, HAVING A PRINCIPAL PLACE OF BUSINESS AT 245 WINTER ST, SUITE 300, WALTHAM, MA 02451 ("BUYER") (GE AND BUYER BEING REFERRED TO HEREIN INDIVIDUALLY AS A "PARTY" AND COLLECTIVELY THE "PARTIES").


                                          RECITALS

     WHEREAS, GE is, among other things, a manufacturer of combustion and steam turbine generator equipment; and

     WHEREAS, Buyer is, among other things, in the business of independent power generation facility development and operation.

     WHEREAS, Seller has the desire to sell four (4) new PG7241 (FA) gas turbine-generators (the "Turbine Generator Units") to the Buyer and ship two Turbine Generator Units prior to August 31, 2002 and two Turbine Generator Units prior to September 30, 2002 which is expected to be used by Buyer in its development and construction of the Mountainview Generation Project (the "Project"); and

     WHEREAS, Buyer desires to purchase, and Seller desires to sell four (4) PG7241FA Gas Turbine Generators for the Project, subject to the terms and conditions of this purchase agreement ("AGREEMENT");.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein the Parties agree as follows:

                                   SECTION 1: DEFINITIONS

"Acceptance" Acceptance shall have the meaning in Section 21 hereof.

"Applicable Laws and Permits" means all laws, ordinances, rules & regulations, permits and, judgments, decrees, injunctions, orders of any court, arbitrator or governmental agency or authority, having jurisdiction over the location where the Work is to be performed.

"Applicable Codes and Standards" means those codes and standards applicable to the design, engineering, manufacture, workmanship and equipment applicable to the Scope of Work, as more fully described in the Scope of Work.

"Approved Test Procedures" means the test procedures set forth in Appendix G hereto as amended and supplemented in accordance with this Agreement.

"Base Labor Index" shall be as defined in Section 9.

"Base Materials Index" shall be as defined in Section 9.

"Business Days" means all calendar days, except Saturday, Sunday and such other days on which banks in the State of California are required or authorized to close.

"Buyer Taxes" shall have the meaning in Section 8.2

"Contract Price" shall have the meaning in Section 7.2

"Damages" shall mean suits, judgements, expenses, losses, costs, damages, injuries, obligations, liabilities, claims, demands, royalties, penalties, interest and causes of action, including without limitation reasonable attorney's fees (collectively the "Damages") as they may apply to third party claims pursuant to Section 26.

"Defects or Deficiencies" means, any materials, equipment, tools, supplies which
(i) do not conform to the Agreement, (ii) would materially and adversely affect the performance of the Turbine Generator Units under the Performance Guarantees or would materially and adversely affect the capability of the Turbine Generator Units to be operated on a continuous basis; or (iii) affect the ability of the Turbine Generator Units to be operated in accordance with Applicable Laws and Permits or Applicable Codes and Standards.

"Delay Payments" shall include Late Guaranteed Shipment Delay Payments and Late Substantial Completion Delay Payments.

"Delivery Point" means the Project Site for shipments made via common carrier, and to the nearest rail siding for shipments made via rail.

"Emission Guarantee" shall be as defined in Section 19.4

"EPC Contractor" shall be as defined in Section 23.5.

"Financing Parties" means any and all lenders providing the construction, interim or long-term financing (including any refinancing thereof) for the Project.

"Force Majeure" shall be as defined in Section 25.

"General Warranty" shall be as described in Section 24

"Good Electric Power Producing Practices" means those construction, operation and maintenance practices, methods and procedures, as modified by published guidelines from time to time, that are generally accepted by the electric power producing industry in North America, as of the date of this Agreement. Those practices which are commonly used in prudent electric power producing engineering and operations to construct, operate and maintain equipment lawfully, safely, dependably and economically, as applied by the Seller to units of the size and type used for the Project.

"Guarantee Conditions" shall have the meaning in Section 19.1

"Guaranteed Heat Rate" shall have the meaning in Section 19.1

"Guaranteed Shipment Dates" shall be as described in Section 17.1

"Late Guaranteed Shipment Delay Payments" shall be as described in Section 17.2

"Late Substantial Completion Delay Payments" shall be as described in Section 16.1.5

"Liens" shall have the meaning in Section 7.11.

 "Hazardous Material" means any toxic or hazardous waste, pollutants or substances, including, without limitations, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substance", "toxic substance", "toxic pollutant", or similarly identified substances or mixtures, in or pursuant to any environmental law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq. , the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. Section 2601, et seq., and the Clean Water Act, 33 U.S.C. Section 446 et seq., as amended, and any substance regulated as hazardous under Florida state law.

"Mechanical Completion" shall have the meaning provided in Section 16.

"Minimum Performance" shall mean achieving (i) less than or equal to 105% of the Heat Rate Guarantee while achieving 100% of the Emission Guarantee, (ii) greater than or equal to 95% of the Turbine Generator Unit Electrical Output Guarantee while achieving 100% of the Emission Guarantees.

"Natural Gas" shall mean the fuel delivered by pipeline to the Turbine Generator Units and in accordance with the fuel specification attached as Appendix L, Fuels Specification.

" Heat Rate Guarantee" shall have the meaning in section 19.2

"Notice of Acceptance" shall have the meaning in Section 21.2

"Notice of Default" shall have the meaning in Section 31

"Notice of Mechanical Completion" means when Buyer delivers to Seller a notice of Mechanical Completion.

"Notice of Performance Test Success" shall have the meaning of Section 20.1

"Notice of Substantial Completion" means when Buyer delivers to Seller a notice of Substantial Completion.

"Operating Criteria" means the mode of operation of the Turbine Generator Units combusting Natural Gas fuel

"Operating Manual" means the complete equipment and system instructions and procedures for the start-up, operation and maintenance of the Turbine Generator Units.

"Options" shall have the meaning in Section 7.2 hereof.

"Parties" shall mean Seller or Buyer.

"Payment/Termination Schedule" shall be in accordance with Appendix D

"Performance Tests" means the operation of the Turbine Generator Unit in accordance with the provisions of Section 18 hereof and the Approved Test Procedures for the purposes of determining each Turbine Generator Unit's level of achievement of one or more of the Performance Guarantees, as defined in
Section 19 hereof.

"Performance Guarantees" shall have the meaning in Section 19 hereof.

"Performance Guarantee Payments" shall have the meaning in Section 23.

"Permit"   means   any   waiver,   exemption,   variance,   franchise,   permit,
authorization, license or similar order of or from any federal, state, county, municipal, regional, environmental or

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over the matter in question.

"Project"  shall  mean  the  Mountainview   Generation  Project,  an  electrical
generating facility being developed in San Bernardino, California.

"Project Site" means certain parcels of land in San Bernardino, California, and any other real estate rights of Buyer upon which the Project will be located or from which the Project will otherwise benefit.

"Punch List" means the list prepared (and periodically revised) by Buyer, of minor items of work which may remain to be performed by Seller after Acceptance, but which items do not affect Buyer's ability to operate the Turbine Generator Units in accordance with Applicable Laws and Permits and the Agreement.

"Quality Assurance Program" is Seller's written quality assurance program for the work, including the written procedures to implement such program, as described in Appendix C.

"Reliability Guarantee" shall have the meaning in Section 19.5

******************************************************************
"Rewarranty Period" shall have the meaning in Section 24.4

"Revised Guaranteed Shipment Date" shall have the meaning in Section 7.2.

"Seller Taxes" Shall have the meaning in Section 8.1.

"Scope Changes" means a material addition to, deletion from, or other modification to, the quality, function or scope of the Turbine Generator Units as delineated in the Scope of Work, or a material change to the requirements of this Agreement, but shall not include Seller's correction of the Work from time to time pursuant to the Scope of Work or Seller's warranties.

"Scope of Work" shall be as described in Appendix A.

"Steam Turbines" shall have the meaning in Section 2

"Subcontract" means a contract between Seller and a Subcontractor for the performance or supply of a portion of the Work by such Subcontractor.

"Subcontractor" shall mean any subcontractor of Seller.

"Substantial Completion" shall have the meaning provided in Section 16.1.4

"Substantial Completion Cure Period" shall have the meaning provided in Section 16.1.5.

"Technical Advisory Services" shall be as described in Appendix K.

"Termination for Cause" shall have the meaning in Section 31.

"Termination for Convenience" shall have the meaning in Section 31.

"Training Services" shall be as described in Appendix B.

"Turbine Generator Unit(s)" shall be as described in Section 2.

"Turbine  Generator Units Electrical  Output Guarantee" shall be as described in
Section 19.3.

"Warranty Period" shall have the meaning of Section 24.1

"Work" shall mean all work, manufacture and technical direction of the installation of the Turbine Generator Units on the Project Site as more fully described in the Scope of Work.


                              SECTION 2: GENERAL TERMS OF SALE

A. The Turbine Generator Units shall meet all the requirements of this Agreement including, but not limited to, the Scope of Work, and shall meet all the requirements of (i) Seller's design criteria, manufacturing processes and procedures and Quality Assurance Program, (ii) those portions of industry specifications, codes and standards in effect as of the date of this Agreement, which are deemed applicable by Seller to the Work, (iii) the United States Federal, State and local laws and rules applicable to the locations where the Work is performed in effect as of the date of this Agreement. Buyer agrees to buy, and Seller agrees to sell, subject to the terms and conditions of this Agreement.

               Four (4) PG 7241 FA gas turbine generators for combined cycle use, using a dry low NOx combustion system, combusting Natural Gas Fuel, and associated auxiliary equipment as more completely defined in Appendix A, Scope of Work, (collectively, the "Turbine Generator Units" or individually the "Turbine Generator Unit"). Two Turbine Generator Units to be shipped no later than August 31, 2002 and two Turbine Generator Units to be shipped no later than September 30, 2002. Seller shall also provide personnel qualified to give technical advice relative to the installation and startup of the Turbine Generator Units (as described herein and as further defined in Appendix K, the "Technical Advisory Services"). Seller shall also provide training services (the "Training Services") for Buyer's personnel as described in Appendix B Personnel Training Program. The Technical Advisory Services and Training Services and any optional services provided are referred to herein as the "Services."

     It is expressly understood that the Seller will have the right to utilize all resources within its global manufacturing and vendor network to supply the requirements of this Agreement for the supply of the Turbine Generator Units.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


         **********************************************************


                              SECTION 3: OBLIGATION TO PROCEED


********************************************************************************


                      SECTION 4: PERSONNEL TRAINING; OPERATING MANUAL

Commencing as soon as practicable prior to start-up operations, Seller shall provide on-site classroom training for the operation and maintenance personnel. Such Training Services, as more fully described in Appendix B, shall be designed to offer basic instruction and training to the operation and maintenance personnel, and shall be of such quality as to provide the operation and maintenance personnel with a reasonable understanding of the major, critical operational and maintenance aspects of the Turbine Generator Units. Seller shall provide a minimum of eighteen (18) copies of the appropriate manuals and other written materials as part of the training program (hereinafter the "Operating Manual"). Buyer shall provide a suitable classroom for the Seller's training of the operation and maintenance personnel.

                                SECTION 5: QUALITY ASSURANCE

Seller shall fully observe and implement its Quality Assurance Program as more fully described in Appendix C until Acceptance. All tests, inspections and quality assurance procedures required by this Agreement shall be in addition to, and not in lieu of, applicable Quality Assurance Program activity. Seller shall inspect and test the Work, including all design, installation, engineering, materials and services performed or provided. Seller shall correct all Defects or Deficiencies within a reasonable time. Seller's compliance with Seller's Quality Assurance Program in accordance with the procedures contained therein is a requirement of this Agreement.

                                    SECTION 6: RESERVED


                                     SECTION 7: PAYMENT

7.1       ***************************************************************
7.2
Buyer agrees to pay Seller a base price of ********************************************************("Contract Price") for
shipment and Acceptance of the Turbine Generator Units and completion of the Scope of Work set forth in Appendix A, as may be adjusted by such amounts associated with options that Buyer elects to include or exclude in the Scope of Work as described in Appendix M (the "Options") or as adjusted by any change orders pursuant to Section 14. Buyer shall notify Seller of all Options Buyer wishes to include 15 months prior to the Guaranteed Shipment Dates. The Contract Price may be subsequently modified through changes to the Scope of Work pursuant to Section 14 hereof. The Contract Price set forth above includes freight and delivery to the Delivery Point.

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

7.3      Seller retains the right to determine transportation mode.

7.4 Paymentsof the Contract Price shall be made in accordance with the Payment/Termination Schedule as set forth in Appendix D, provided that Seller has complied with all the material terms and conditions of this Agreement. The progress payments in Appendix D listed as payable in March and April of 2001 may be delayed by Buyer until May 2001. Such delayed payments will be then payable in May 2001 (together with the scheduled May 2001 payment), and will be paid to Seller with interest. The interest shall be calculated utilizing an annual rate equal to the U.S. prime lending rate published, on the day the payment was due, by Citibank N.A., plus two percent (2%) from the date the payment was originally scheduled to be made until the actual payment is made.

7.5      ****************************************************************

7.6 Thirty (30) days prior to each scheduled payment, Seller shall submit to Buyer a written request or invoice for the applicable payment set forth on the Payment/Termination Schedule. No payment to Seller or any use of the Turbine Generator Units by Buyer shall alone constitute an acceptance of any of the Work or relieve Seller of any of its obligations or liabilities with respect thereto.

7.7 Seller shall submit to Buyer all information required to be submitted with each payment request pursuant to Appendix E. Seller shall furnish to Buyer with each payment request the information listed in Appendix E hereto relating to such payment request and which are necessary to satisfy the requirements of all state and local tax authorities.

7.8 Subjectto the terms of this Agreement, and provided that Buyer has received Seller's request for payment and the information required pursuant to Appendix E hereof, Buyer shall make, or cause to be made, the scheduled payment pursuant to the Payment/Termination Schedule, to Seller, provided that Buyer may withhold all or part of any Payment for the month in which the event occurs, to the extent of the occurrence of any of the following events:

         a. Seller's request for payment does not meet the requirements of Appendix E hereof or the Monthly Progress Report for the month for which the request for payment is made has not been submitted to Buyer.

         b. Seller has failed to pay any amounts due and payable to Buyer under the Agreement.

7.9 Seller shall indemnify Buyer against any mechanics liens filed against the Project Site by suppliers or subcontractors to Seller in the performance of the Work hereunder and which allege non-payment by Seller for such supplier or subcontractor work.


7.10     ******************************************************************

7.11 Final Payment Subject to a Release of Liens: At the time of final payment hereunder, Seller shall certify to Buyer that the Project to the extent of the most recent payment received by Seller, are free from, and that there are no known, or pending claims of, liens, security interests (including without limitation mortgages, pledges) or encumbrances of whatsoever nature referred to collectively as "Liens") arising out of or in connection with performance by Seller, or any Subcontractor, of the Work, or to the extent that any such Liens exist, that a bond or corporate guaranty in an amount sufficient to discharge any or all Liens against Seller in form, substance and amount reasonably satisfactory to Buyer has been delivered by Seller.

7.12 Any provision hereof to the contrary notwithstanding, upon the occurrence and continuance of a default by Seller as provided in
         Section 31 and the cure period applicable hereto if any, shall have expired, Buyer may withhold or retain such portion (including all) of any payments due to Seller under this Agreement as reasonably necessary to insure the performance of the Work or to protect fully Buyers rights hereunder.


                                      SECTION 8: TAXES

8.1      Seller Taxes:

         The Contract Price shall not include and, Seller shall be responsible for, and shall pay directly, any and all corporate and individual taxes that are measured by net income or profit imposed by any governmental authority of any country on Seller, its employees or Subcontractors due to the execution of any agreement or the performance of or payment for Work hereunder (the "Seller Taxes"). It is expressly understood by the Parties that all export and import duties that may be applied to the Turbine Generator Units and any Buyer taxes related to the manufacture of the Turbine Generator Units outside of the United States of America are the responsibility of the Seller.

8.2      Buyer Taxes:

         Buyer shall be responsible for, and shall pay directly when due and payable, any and all Buyer Taxes (defined below), and all payments due and payable by Buyer to Seller hereunder shall be made, free and clear of all deductions and withholding, for Buyer Taxes. If Seller is required to pay Buyer Taxes, Buyer shall, promptly upon presentation of Seller's invoice for such Buyer Taxes, pay to Seller an amount equal to the Buyer Taxes or alternatively, Buyer shall provide Seller with a tax exemption certificate acceptable to the taxing authorities.

         "Buyer  Taxes" means all taxes,  fees,  or other  charges of any nature
         (including, but not limited to, ad valorem, consumption, excise, franchise, gross receipts, license, property, sales, stamp, storage, transfer, turnover, use, or value-added taxes, and any and all items of withholding, deficiency, penalty, addition to tax, interest, or assessment related thereto), other than Seller Taxes, imposed by any governmental authority of any country on the Project. Products exported from the United States are presumed to be exempt from Buyer Taxes levied within the United States. When requested by Seller, Buyer agrees to furnish without charge evidence of tax or duty exemption acceptable to the taxing or customs authorities.

                      SECTION 9: PRICE ADJUSTMENTS

For shipments beyond the Guaranteed Shipment Dates due to delays caused by events of Force Majeure, the Contract Price is subject to adjustment upward or downward by adjustment of payments made after such date to reflect changes in Bureau of Labor Statistics Indexes as follows: (a) 50% of the price shall be adjusted by an amount equal to the percentage by which the "Labor Index" for the month in which payment is made is greater or less than the "Base Labor Index";
(b) 50% of the price shall be adjusted by an amount equal to the percentage by which the "Materials Index" for the month in which payment is made is greater or less than the "Base Materials Index";

For the purpose of this provision, the following definitions apply: (a) The Labor Index shall be that index identified as SIC 3511 (Turbine and Turbine Generator Sets) determined and reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor; (b) the Materials Index shall be that index identified as PPI 10-17 (Steel Mill Products) determined and reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor; and
(c) the Base Labor Index and Base Materials Index shall be determined by averaging the applicable indices for the month of the firm price date with those of the preceding and following month.

All such payments shall be adjusted on a day to day basis based upon the month of revised shipment. For billing purposes each payment shall include a tentative adjustment calculated in the manner prescribed above but based upon the preliminary indices in the most recent U.S. Department of Labor Index and the Materials Index at the time such payment is invoiced. Any further adjustment which may be required shall be made at the time the final indices are first published for the month of shipment. Should the bases for calculation of the indices be modified, the index series in effect at the date of shipment shall be used for final price adjustment. Should the indices be discontinued, substitute indices shall be substituted by mutual agreement of the parties. The Base Labor Index shall be determined to the nearest second decimal place. The Base Materials Index shall be determined to the nearest first decimal place. In either case, if the next succeeding place is five or more, the preceding decimal place shall be raised to the next higher figure. Both labor and material adjustment shall be calculated to the nearest one-tenth of one percent.

                          SECTION 10: INSPECTION AND FACTORY TESTS

Buyer's inspectors will be provided reasonable access to Seller's facilities for purposes of obtaining information on production progress, determining status and observing tests and inspections of the Turbine Generator Units. Such access will be limited to areas concerned with the Turbine Generator Units and shall not include restricted areas where work of a proprietary nature is being conducted. Buyer will be advised as to the schedule for testing which the Parties have mutually agreed upon. Buyer 's inspectors will be given an opportunity to observe these tests during regular working hours. Neither completion of production work nor shipment of any part of the Turbine Generator Units, however, will be delayed to accommodate the inspectors. The inspectors will be informed of Seller's methods of reporting production progress. Appropriate office facilities will be provided where Buyer's inspectors may conduct their work in connection with the above. Subject to the conditions set forth in this
Section 10, Seller shall obtain, where reasonably available, for Buyer access to Subcontractors' plants for the purposes described above. Buyer's inspection of the work or his failure to inspect in no way relieves Seller of its obligation to fulfill the requirements of this Agreement nor is it to be construed as acceptance by Buyer.

               SECTION 11: TITLE TRANSFER, RISK OF LOSS, SHIPMENT TO STORAGE

11.1     Passage of Title

         Title to major components or materials of each Turbine Generator Unit to be shipped from within the United States shall pass to Buyer when made available for shipment from the Seller's or Seller's Subcontractor's factory. Title to major components or materials to be shipped from a country other than the United States shall pass to Buyer at the port of export immediately after such components or materials have been cleared for export. Title to installation services and other work in progress conducted at the Project Site shall pass to Buyer as such work is performed.

11.2     Risk of Loss

         Notwithstanding passage of title, Seller shall remain responsible for risk of loss or damage to the Turbine Generator Units and materials incorporated therein until delivered to the Delivery Point.

11.3     Shipment to Storage

         If any part of the Turbine Generator Units cannot be shipped to Buyer by the Guaranteed Shipment Date due to any cause not attributable to Seller, Seller may ship such parts to storage. If such parts are placed in storage, including storage at the facility where manufactured, the following conditions shall apply: (a) title shall thereupon pass to Buyer if it had not already passed; (b) any amounts otherwise payable to Seller upon shipment shall be payable upon presentation of Seller's invoices and certification of cause for storage; (c) all direct expenses incurred by Seller, such as for preparation for and placement into storage, handling, inspection, preservation, insurance, storage, removal charges and any taxes shall be payable by Buyer upon submission of Seller's invoices; and (d) when conditions permit and upon payment of all amounts due hereunder, Seller shall resume shipment of the Turbine Generator Units to the Delivery Point.

                  SECTION 12: COMPLIANCE WITH APPLICABLE LAWS AND PERMITS


The Contract Price is based on Seller's design, manufacture and shipment of the Turbine Generator Units and performance of the Work pursuant to Applicable Laws and Permits in effect as of the date of this Agreement. The Contract Price will be equitably adjusted to reflect additional costs incurred by Seller resulting from a change in Applicable Laws and Permits after the execution date of this Agreement which have a material effect on the Turbine Generator Units or the Scope of Work. If Seller determines that a change is not possible, Seller will so notify Buyer and Buyer may terminate this Agreement pursuant to Section 31.4, "Termination for Convenience by Buyer" hereof or direct completion without change and assume responsibility for obtaining any necessary waivers.

Notwithstanding the foregoing paragraphs, no modification in the Contract Price will be made as a result of any general change in the manufacturing facilities of Seller resulting from the imposition of any requirements by any Federal, State or local governmental entity.

In addition to the Codes listed in Appendix A, Seller supplied Equipment will be designed and furnished in compliance with the following State of California Code requirements:

                         * CBC - 98 or UBC - 97
                         * Earthquake  Zone 4
                         * Soil Profile Type Sd
                         * Special  Occupancy  Structure
                         * Near Source Factor Na = 1.0
                         * Near  Source  Factor  Nv = 1.0
                         * Wind  Speed:  70 MPH
                         * Exposure Category C

Seller will submit Seller drawings, as reasonably required by the above stated California Code, for review by the appropriate reviewing authority as part of Seller's price. Should changes be required to bring Seller's Equipment into compliance with codes or requirements other than those State of California Code requirements stated above, such changes will be performed by Seller as a Contract extra to Buyer's account, and will be effected via a mutually agreed to change order in accordance with this Section and Section 14.

                              SECTION 13: EXPORT PROHIBITIONS

Buyer agrees not to re-export US origin goods supplied by Seller, other than in and to the ultimate country of destination specified in Buyer's order and/or declared as the country of ultimate destination on Seller's invoice, except as may be permitted by the US export laws and regulations, as may be amended. Buyer agrees that it will not re-export to the countries designated in Export Administration Regulations Section 779.4(f), any technical data or software (nor the direct product thereof) provided to Buyer by Seller in connection with this Agreement, unless prior written authorization is obtained from the US Export Administration.

Unless otherwise provided in Seller's proposal the Turbine Generator Units and the Work sold hereunder are not intended for application (and shall not be used) in connection with any nuclear installation or activity and Buyer warrants that it shall not use the Turbine Generator Units and Services for such purposes, or permit others to use or permit others to use the Turbine Generator Units for any such purposes. If, in breach of the foregoing, any such use occurs, Seller shall have no liability for any nuclear or other damage, injury or contamination, and Buyer shall indemnify Seller, its affiliates and suppliers of every type and tier against any such liability, whether arising as a result of breach of Agreement, warranty, indemnity, tort (including negligence), strict liability or otherwise. Notwithstanding, any other provisions herein, and to the extent applicable, Seller shall be responsible for timely obtaining any required authorization, such as an export license, import license, foreign exchange permit, work permit or any other governmental authorization. Buyer and Seller provide each other reasonable assistance in obtaining required authorizations.

Seller shall comply with all applicable state and federal laws, including but not limited to, the Fair Labor Standards Act of 1938, as amended, the Occupational Safety and Health Act of 1970 (OSHA), laws related to nonsegregated facilities and equal employment opportunity (including the seven paragraphs appearing in Sec. 202 of Executive Order 11246, as amended), and all standards, rules, regulations, and orders issued pursuant to such state and federal laws.

                                    SECTION 14: CHANGES

Buyer may, by written change order, make mutually agreed to changes in the Turbine Generator Units and the Work. If any such change results in an increase or decrease in the cost or time required for the performance of the Work under this Agreement, there shall be an equitable adjustment in the Contract Price and the Guaranteed Shipment Date. Seller shall not be obligated to proceed with the changed or extra work until the price of such change and its effect on the Guaranteed Shipment Date has been agreed upon in a written change order.

                            SECTION 15: NON-RECOURSE OBLIGATIONS

Except as may be otherwise agreed pursuant to Section 7.5 (particularly the second sentence thereof), none of the affiliates, or members of Buyer, or their respective officers, employees or agents shall be personally liable for payments due under this Agreement or for the performance of any obligation hereunder, and the sole recourse of Seller for the payment of amounts due from Buyer or for the satisfaction of any other obligations of Buyer hereunder shall be against the Buyer.

                SECTION 16: MECHANICAL COMPLETION AND SUBSTANTIAL COMPLETION

16.1     Mechanical Completion

     16.1.1 Mechanical Completion shall mean that all the following has occurred: (i) each Turbine Generator Unit has been substantially manufactured in accordance with the terms of the Agreement (with the exception of curing the Punch List, completing the Performance Tests and delivery of Final Drawings and Documentation); (ii) Seller has provided to Buyer the Operating Manual in accordance with Section 4 hereof, Seller has completed the operator training and Buyer has provided and Seller has accepted the Punch List, (iii) all pollution and emission control systems for each Turbine Generator Unit are functional and operating as provided for in this Agreement; (iv) each Turbine Generator Unit is mechanically and electrically functional and operating as intended per this Agreement; (v) all instrumentation and control systems have been calibrated and are functional and operating as intended per this Agreement; (vi) all applicable Turbine Generator Unit systems shall have undergone functional testing at full load, without leaks or equipment failures; and
               (vii) Mechanical Completion has been acknowledged by Buyer. Buyer shall give Seller at least 5 days notice before Buyer begins mechanical completion tests.

     16.1.2    Notice of Mechanical Completion

               When Buyer believes that it has achieved Mechanical Completion for any Turbine Generator Unit, it shall deliver to Seller notice thereof (the "Notice of Mechanical Completion").

     16.1.3    Achievement of Mechanical Completion

               Within ten (10) Business Days following receipt of the Notice of Mechanical Completion, (a) Seller shall acknowledge that Mechanical Completion for any applicable Turbine Generator Unit has been achieved if the requirements of Section 16.1 hereof have been satisfied, or (b) notify Buyer in writing that Mechanical Completion has not been achieved,

               CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

               stating the reasons therefor. In the event that Seller determines that Mechanical Completion has not been achieved, Buyer shall promptly take such reasonable actions, including the performance of additional work as will achieve Mechanical Completion and shall issue to Seller another Notice of Mechanical Completion pursuant to Section 16.1 hereof. Such procedure shall be repeated as necessary until Mechanical Completion has been achieved. For all purposes of this Agreement, the date of achievement of Mechanical Completion shall be the date on which Seller receives a Notice of Mechanical Completion relating thereto, with respect to which Seller ultimately acknowledges that Mechanical Completion has been achieved.

     16.1.4    Substantial Completion

               Substantial Completion shall mean that each of the Turbine Generator Units has achieved Minimum Performance and has successfully achieved the Reliability Guarantee (with the exception of curing the Punch List and delivery of Final Drawings and Documentation).

     16.1.5    Delay in Achievement of Substantial Completion:

               If, as a result of Seller's sole fault or negligence, Substantial Completion for any Turbine generator Unit has not been achieved within ninety (90) days of achievement of Mechanical Completion, and Buyer has provided to Seller 60 days, during which the balance of plant and auxiliaries are functional and operating for the purpose of Seller's correction and or adjustment of the deficientTurbine Generator Unit to meet Minimum Performance ("Substantial Completion Cure Period"), Seller hereby agrees to pay to Buyer **********per day for each Turbine Generator Unit which fails to achieve Substantial Completion as liquidated damages, and not as a penalty ("Late Substantial Completion Delay Payments") for each day beyond the Substantial Completion Cure Period to the date Substantial Completion occurs. Buyer and Seller hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to the payment of liquidated damages provided herein are reasonable and will not constitute a penalty, considering the delay and the actual costs that Buyer will incur due to any Turbine Generator Unit failing to achieve Substantial Completion within the Substantial Completion Cure Period due to the sole fault or negligence of Seller. The amount of liquidated damages is agreed upon and fixed hereunder because of the difficulty of ascertaining the exact amount of damages that would actually be incurred by Buyer if Substantial Completion is not achieved during the Substantial Completion Cure Period, and Buyer and Seller agree that the liquidated damages specified herein shall be applicable regardless of the amount of such damages actually incurred by Buyer. Late Substantial Completion Delay
               Payments shall be Seller's sole and exclusive liability for delays in not achieving Substantial Completion within the time period stated in this Section 16.1.5.

               Sellers total liquidated  damages for delays under this paragraph
               16.1.5 and the following paragraph 17.2, in aggregate, shall not exceed 15 % of the Contract Price.

     16.1.6    Notice of Substantial Completion

               When Seller believes that any Turbine Generator Unit has achieved Substantial Completion, it shall deliver to Buyer a notice thereof (the "Notice of Substantial Completion").

     16.1.7    Achievement of Substantial Completion

               Within ten (10) Business Days following receipt of the Notice of Substantial Completion (including all the results of testing),
               (a) Buyer shall acknowledge that Substantial Completion has been achieved, if the requirements of Section 16.1.4 hereof have been satisfied, or (b) if Buyer determines that Substantial completion has not been achieved, Buyer shall notify Seller in writing that Substantial Completion has not been achieved, stating the reasons therefor. In such event, Seller shall promptly take such reasonable actions, including the performance of additional Work as will achieve Substantial Completion. Such procedure shall be repeated as necessary until Substantial Completion has been achieved. For all purposes of this Agreement, the date of achievement of Substantial Completion shall be the date on which Buyer receives a Notice of Substantial Completion relating thereto, with respect to which Buyer ultimately acknowledges that Substantial Completion has been achieved. In the event Buyer fails to acknowledge, within twenty (20) Business Days after Buyer's receipt of a Notice of Substantial Completion, that Substantial Completion has been achieved, or has not been achieved, as the case may be, Substantial Completion will be deemed to have been achieved on the date upon which Seller's Notice of Substantial Completion was received by Buyer.


   SECTION 17: GUARANTEED SHIPMENT DATE; LIQUIDATED DAMAGES FOR LATE SHIPMENT

17.1 Seller shall ship the Turbine Generator Units and all major components of the Turbine Generator Units (gas turbine, generator, and accessory base module) no later than August 31, 2002, for the first two Turbine Generator Units and September 30, 2002 for the second two Turbine Generator Units (the "Guaranteed Shipment Dates"). In the event the Turbine Generator Units are manufactured outside the United States of America the Guaranteed Shipment dates shall be the dates the Turbine Generator Unit are transported to the United States of America, cleared for import into the United States of America by customs and ready for inland transportation.

17.2 If the actual shipment dates are delayed beyond the Guaranteed Shipment Dates due to causes other than delays caused by the Buyer or due to events of Force Majeure, Seller shall pay Buyer as liquidated damages per Turbine Generator Unit and not as a penalty, a sum in accordance with the following schedule:

                  Days after the Guaranteed Shipment date:

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

     Days 1 through 14 *********day for each delayed Turbine Generator Unit

     Days 15 through 21 ********day for each delayed Turbine Generator Unit

     Days 22 through 28 ********day for each delayed Turbine Generator Unit

     Days 29 through 35 ********day for each delayed Turbine Generator Unit

     Each day after day 36 ********day for each delayed Turbine Generator Unit

               Hereafter, "Late Guaranteed Shipment Delay Payments".

               Late Guaranteed Shipment Delay Payments shall apply until shipment of the delayed Turbine Generator Unit is made. Late Guaranteed Shipment Delay Payments shall be Seller's sole and exclusive liability for delays in not shipping the Turbine Generator Units by the Guaranteed Shipment Dates. Buyer and Seller hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to the payment of liquidated damages provided herein are reasonable and will not constitute a penalty, considering the delay and the actual costs that Buyer will incur due to Seller's failure to ship the Turbine Generator Units by the Guaranteed Shipment Dates. The amount of liquidated damages is agreed upon and fixed hereunder because of the difficulty of ascertaining the exact amount of damages that would actually be incurred by Buyer due to Seller's failure to ship the Turbine Generator Units by the Guaranteed Shipment Dates, and Buyer and Seller agree that the liquidated damages specified herein shall be applicable regardless of the amount of such damages actually incurred by Buyer. Sellers total liquidated damages for delays under this paragraph 17.2 and the preceding paragraph 16.1.5, in aggregate, shall not exceed ****of the Contract Price.


                               SECTION 18: PERFORMANCE TESTS

18.1 When the Turbine Generator Units have achieved Mechanical Completion and are capable of safe operation in accordance with Applicable Laws and Permits, the Operating Manual and Applicable Codes and Standards, Buyer shall perform the Performance Tests on each individual Turbine Generator Unit, as specified in the Approved Test Procedures in Appendix G. Buyer shall provide to Seller at least ten (10) days prior written notice of the date on which Buyer intends to commence each of the Performance Tests.

18.2 Buyer shall have the right to suspend or delay any Performance Test if performance of such test would not be in compliance with Applicable Laws and Permits, the Operating Manual, Applicable Codes and Standards.

18.3 All Performance Tests on each individual Turbine Generator Unit shall be conducted and results calculated in accordance with Approved Test Procedures for the Performance Tests, including any adjustments to reflect deviations from Guarantee Conditions, to be calculated as set forth in the Approved Test Procedures and verified by Parties. The Performance Tests shall be based on the American Society of Mechanical Engineer's Power Test Code 22, 1997, as amended by mutual consent of the Parties. Seller's degradation curve attached hereto and made a part hereof within Appendix A shall apply if the Performance Tests are conducted or completed after 100 hours of fired operation of any individual Turbine Generator Unit. Notwithstanding GEK-28106A VI. Evaluation, located in Appendix A, Tab17, the performance tolerances of a single unit station instrumentation test for measurement of the Performance Guarantees shall be in general accordance with the American Society of Mechanical Engineer's Power Test Code 22, 1997, as amended by mutual consent of the Parties.

18.4 Seller may designate and make available qualified and authorized representatives to observe the Performance Tests to monitor the taking of measurements to determine the level of achievement of the Performance Guarantees. Buyer shall keep Seller's representatives continuously apprised of the specific schedule, and any changes thereto, for the commencement, and any re-performances, of the Performance Tests. Buyer shall provide to Seller a written report of the results of each Performance Test that is conducted.

18.5 If testing demonstrates that any individual Turbine Generator Unit's corrected performance levels (adjusted for actual operating conditions in accordance with 19.1 and calculated measurement uncertainties in accordance with 18.3) do not achieve the Performance Guarantees, Seller shall submit to Buyer a written plan to achieve the Performance Guarantees pursuant to Section 23.

                             SECTION 19: PERFORMANCE GUARANTEES

Subject to the provisions of this Agreement, Seller guarantees that the Turbine Generator Units will achieve all of the Performance Guarantees in this Section (the "Performance Guarantees") during one or more Performance Tests.


Performance Guarantees

--------------------------- ---------------------------------------------------
   Guaranteed Heat Rate                     9420 BTU/kWh (LHV)
                                       at Guarantee Conditions****

--------------------------- ---------------------------------------------------
--------------------------- ---------------------------------------------------
 Turbine Generator Units          162,300 kW at Guarantee Conditions****
    Electrical Output
        Guarantee*
--------------------------- ---------------------------------------------------
--------------------------- ---------------------------------------------------
        Emissions           NOx    9 ppmvd  @ 15% O2
        Guarantee
                            CO      9 ppmvd

                            UHC    7 ppmvw

                            PM- dry filterable (Front Half) 9 lb./hr**
                            Condensables (Back Half) 0.0 lb./hr***

                            VOC     1.4 lb./hr
--------------------------- ---------------------------------------------------

         *As measured at the generator terminals

         ** Front Half particulates as measured by US EPA Method 5

         *** Condensable (Back Half) particulates as measured by US EPA Method 8 (Sulfur Acid Mist) excluded ammonia salts.

          ****"Guarantee Conditions" means evaporative coolers off, ambient temperature corrected to 59 degrees Fahrenheit, 14.19 psig barometric pressure, relative humidity of 60%, elevation at 1105 feet, inlet losses equal to 4 inches water and exhaust losses equal to 17 inches water, generator power factor at .8 lagging, generator cold gas temperature of 40 degrees C and generator H2 pressure of 30 psig with fuel characteristics as follows:

         Natural Gas Fuel: 21,490 Btu/lb. LHV @ 365 degrees F

         NOx emissions are corrected to 15% O2 without heat rate correction and are not corrected to ISO reference condition per 40CFR 60.335(c)(1). NOx levels shown will be controlled by algorithms within the SPEEDTRONIC control system.


19.2     Heat Rate Guarantee

         Seller guarantees to Buyer, that during a continuous four (4) hour Performance Test for the Operating Criteria, conducted in accordance with the Approved Test Procedure, each individual Turbine Generator Unit's heat rate will not exceed the Guaranteed Heat Rates specified in
         Section 19.1, plus the allowance for test uncertainty in accordance with Section 18.3 herein. Each thirty (30) minute interval within each four (4) hour test period will be treated as an individual test point. The Turbine Generator Unit's heat rate will be the average corrected results from the eight (8) test points.



19.3     Turbine Generator Units Electrical Output Guarantee

         Seller  guarantees  to Buyer  that  during a  continuous  four (4) hour
         Performance Test for each the Operating Criteria, conducted in accordance with the Approved Test Procedure, each individual Turbine Generator Unit's electrical output will not be less than the Turbine Generator Unit's Electrical Output Guarantee specified in Section 19.1, less the allowance for test uncertainty in accordance with Section 18.3 herein. Each thirty (30) minute interval within each four (4) hour test period will be treated as an individual test point. The Turbine Generator Unit's electrical output will be the average corrected results from the eight (8) test points.

19.4     Emissions Guarantee

     19.4.1 Subject to the provisions of this Agreement, Seller guarantees to Buyer that, for the Operating Criteria, during each of the six, one hour Emission Tests, during an eight hour period throughout which each individual Turbine Generator Unit is operating at a net power output level within the range of fifty percent and one hundred percent of the Turbine Generator Unit's Electrical Output Guarantee, and in accordance with the Approved Test Procedures and Section 19.4.2 below, each Turbine Generator Unit will meet the Emissions Guarantee during each test period as specified in
               Section 19.1 for the Operating Criterion.

     19.4.2    Methods of Testing

               Methods for emission testing will follow the test procedures defined in "US Standard Field Testing Procedure for Emission Compliance", GEK-28172F, located in Appendix A, Tab 17, subject to the acceptance of the California Energy Commission and the California Air Resources Board-South Coast Air Quality Management District or their successors and assigns.

               a.   NOx:   utilizing   plant   certified   continuous   emission
                    monitoring system, EPA Method 7E and 20

               b.   CO: EPA Method 10

               c.   PM: Front Half EPA Method 5, Back Half EPA Method 8

               d.   VOC: EPA Method 18, 25 and/or 25A

19.5     Reliability Guarantee

         Seller guarantees to Buyer that each individual Turbine Generator Unit will, during a single continuous 5-day Reliability Test in accordance with the Approved Test Procedures:

         a.       each  individual   Turbine  Generator  Unit  while  combusting
                  Natural Gas Fuel operating at various loads, will ramp up and ramp down and will continue to operate and will not trip;

         b. Should the Reliability Test be interrupted for reasons not solely attributable to the Turbine Generator Unit, the
                  Reliability Test will re-commence at the hour of the interruption.

                     SECTION 20: ACHIEVEMENT OF PERFORMANCE GUARANTEES

20.1 When Buyer believes that any individual Turbine Generator Unit has achieved successful completion of a Performance Test providing the basis for achieving the Heat Rate Guarantee, Turbine Generator Unit Electrical Output Guarantee, Emission Guarantee or Reliability Guarantee, it shall deliver to Seller a notice thereof (the "Notice of Performance Test Success").

         In the event that Buyer determines that for any individual Turbine Generator Unit the Heat Rate Guarantee, Electrical Output Guarantee, Emission Guarantee or Reliability Guarantee have not been achieved, Buyer shall give Seller written notice of such determination and Seller shall promptly take such reasonable actions, including the performance of additional work and the completion of additional Performance Tests (all fuel and operational personnel needed for any and all retesting to be supplied by Buyer), as may be necessary to achieve the Heat Rate Guarantee, Turbine Generator Unit Electrical Output Guarantee, Emission Guarantee or Reliability Guarantee for such deficient Turbine Generator Unit, as the case may be. Such procedure shall be repeated as necessary until the Heat Rate Guarantee, Turbine Generator Unit Electrical Output Guarantee, Emission Guarantee and Reliability Guarantee for such deficient Turbine generator Unit has been achieved. If Buyer determines that the Performance Guarantees have been satisfied it shall give written notice to Seller. In the event Buyer fails either to notify Seller within thirty (30) Business Days that the Heat Rate Guarantee, Turbine

         Generator Unit Electrical Output Guarantee, Emission Guarantee or Reliability Guarantee, as the case may be, or to notify Seller that such Performance Guarantee has not been achieved, the Heat Rate Guarantee, Turbine Generator Unit Electrical Output Guarantee, Emission Guarantee or Reliability Guarantee, as the case may be, will be deemed to have been achieved as of the date of completion of the Performance Test.

20.2 The Heat Rate Guarantee, Turbine Generator Unit Electrical Output Guarantee and Emission Guarantee, shall be considered to have been achieved if Seller meets the requirements of Sections 19.2, 19.3 and
         19.4 respectively, or Seller has achieved Minimum Performance and has paid Liquidated Damages in accordance with Section 23 hereof.


                                   SECTION 21: ACCEPTANCE

21.1 Acceptance shall have occurred if the following conditions have been met:

         (a) Seller has performed all of the Work required by this Agreement in accordance with the Scope of Work, including any items listed on the Punch List; and

         (b) All portions of all of the Turbine Generator Units are capable of being used in accordance with all Applicable Laws and Permits, Good Electric Power Producing Practices, the Operating Manual, Applicable Codes and Standards and, the Agreement, and are free from Defects and Deficiencies and that all systems are functioning as designed without contacts or software inhibited or with jumpers in place; and

         (c) All quality assurance documentation has been provided to Buyer in accordance with the Seller's Quality Assurance Program and Seller has otherwise complied with its Quality Assurance Program; and

         (d) Seller has conducted and completed the Personnel Training Program and has delivered the Operating Manual; and

         (e) Substantial Completion with respect to all four Turbine generator Units has occurred; and

         (f) Seller has delivered to Buyer its written certification that the conditions for Acceptance set forth in clauses (a) through
                  (e) of this Section have been satisfied.

21.2 When Seller believes it has achieved Acceptance, it shall deliver to Buyer a notice thereof (the "Notice of Acceptance"). Buyer shall, within ten (10) Business Days following receipt of the Notice of Acceptance, (a) inspect the Turbine Generator Units and all Work hereunder and acknowledge that Acceptance has been achieved or (b) notify Seller in writing that Acceptance has not been achieved, stating the reasons therefor. In the event Buyer determines that Acceptance has not been achieved, Seller shall promptly take such reasonable actions, including the performance of additional Work as required herein and the completion of additional Performance Tests, as will achieve Acceptance, and shall issue to Buyer another Notice of Acceptance. Such procedure shall be repeated as necessary until Acceptance has been achieved. In the event Buyer fails to acknowledge, within

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

         twenty (20) Business Days after Buyer's receipt of a Notice of Acceptance, that Acceptance has been achieved, or has not been achieved, as the case may be, Acceptance will be deemed to have been achieved on the date upon which Seller's Notice of Acceptance was received by Buyer.

                           SECTION 22: (INTENTIONALLY LEFT BLANK)

                  SECTION 23: PERFORMANCE GUARANTEE PAYMENTS AND REMEDIES

23.1 In the event that Substantial Completion has been achieved but the Turbine Generator Unit Heat Rate Guarantee has not been achieved, Seller shall be afforded a 180 days cure period, commencing at Substantial Completion, during which time Seller shall use reasonable efforts to cure such shortfall. In the event that Seller is unable to cure such shortfall in performance within said cure period, Seller agrees to pay to Buyer as liquidated damages and not as a penalty for the amount that the aggregate heat rates of all the Seller's supplied Turbine Generator Units for the Project (sum of heat rates/number of Units delivered to the Project) fails to meet the Turbine Generator Unit Heat Rate Guarantee, an amount equal to ********for every Btu/kWh (lower heating value) by which average heat rate exceeds the Heat Rate Guarantee based on the average heat rates recorded during the heat rate performance test, up to a maximum liquidated damages amount equal to *******of the Contract Price.

23.2 In the event that Substantial Completion has been achieved but the Turbine Generator Electrical Output Guarantee has not been achieved, Seller shall be afforded a 180 days cure period, commencing at Substantial Completion, during which time Seller shall use reasonable efforts to cure such shortfall. In the event that Seller is unable to cure such shortfall in performance within said cure period, Seller agrees to pay to Buyer, as liquidated damages and not as a penalty for the amount that the aggregate electrical output of all the Seller's supplied Turbine Generator Units for the Project (sum of electrical outputs/number of Units delivered to the Project) fails to meet the Turbine Generator Unit Electrical Output Guarantee, an amount equal to $600 for every kW of electrical energy by which the aggregate net electrical output of the Turbine Generator Units (in kW) falls below the Turbine Generator Unit Electrical Output Guarantee based on the average kW output of the Turbine Generator Units recorded during the Electrical Output Performance Test, up to a maximum liquidated damages amount equal to twenty percent (20%) of the Contract Price..


23.3 If due to the sole fault of Seller Substantial Completion is not achieved within 180 days after Mechanical Completion (or such longer period as may be mutually agreed between the Parties), Seller shall be in default of this Agreement and Buyer may avail itself of all remedies pursuant to Section 31 hereof.

23.4 The Performance Guarantee Payments specified in Sections 23.1 and 23.2 above, shall be calculated individually for each Turbine Generator Unit for failure to achieve any Performance Guarantee and, shall be Seller's sole and exclusive liability for failure to achieve any Performance Guarantee, except as provided in 16.1.5.

23.5 Notwithstanding anything else to the contrary in this Agreement, Seller shall not be subject to Performance Guarantee damages under this Agreement to the extent that the engineering, procurement and construction contractor for the Project, (the "EPC Contractor") is not liable to the Buyer for performance guarantee payments under the EPC Contractor's agreement with Buyer.

23.6 Buyer and Seller hereby acknowledge and agree that the terms, conditions and amounts fixed pursuant to the payment of the Performance Guarantee Payments liquidated damages provided herein are reasonable and will not constitute a penalty, considering the delay and the actual costs that Buyer will incur due to the Turbine Generator Units failure to achieve the Performance Guarantees. The amount of liquidated damages is agreed upon and fixed hereunder because of the difficulty of ascertaining the exact amount of damages that would actually be incurred by Buyer if the Turbine Generator Units fail to achieve the Performance Guarantees, and Buyer and Seller agree that the liquidated damages specified herein shall be applicable regardless of the amount of such damages actually incurred by Buyer. Payment of Performance Guarantee Payments shall be Seller's sole and exclusive liability if the Turbine Generator Units fail to achieve the Performance Guarantees.


                                   SECTION 24: WARRANTIES

24.1 Seller warrants to Buyer that (i) the equipment to be delivered hereunder shall be designed and fit for the purpose of generating electric power when operated in accordance with Seller's operation instructions and, in the absence thereof, in accordance with generally accepted operation practices of the electric power producing industry and shall be free from defects in material, workmanship and title; and
         (ii) Technical Advisory Services (as specified in Appendix K) shall be performed in a competent, diligent manner in accordance with any mutually agreed specifications. The warranties and related remedies for Personal Training Program as specified in Appendix B, if provided, are exclusively set forth elsewhere in this Agreement. Seller shall warrant the foregoing for the earlier of: (i) one year following achievement of Minimum Performance, or (ii) two years following the completion of shipment of the Turbine Generator Units (hereafter, the "Warranty Period").

24.2 The foregoing warranties (except as to title) for each Unit shall apply to defects which appear during the Warranty Period.

24.3 If the equipment delivered or Technical Advisory Services performed hereunder do not meet the above warranties during the Warranty Period, Buyer shall promptly notify Seller in writing and make the equipment available promptly for correction. Seller shall thereupon correct any defect by, at its option, (i) reperforming the defective Technical Advisory Services, (ii) repairing or replacing the defective part or equipment, as may be applicable (freight and insurance paid by Seller). Seller shall provide all reasonably necessary labor, tools and services for any such repair of the equipment, but Seller shall not be responsible for removal or replacement of structures or other parts of the facility. If a defect in the equipment or part thereof cannot be corrected by Seller's reasonable efforts, the Parties will negotiate a mutually agreeable equitable adjustment in Contract Price with respect to such equipment or part thereof. The condition of any tests shall be mutually agreed upon and Seller shall be notified of and may be represented at, all tests that may be made.

24.4 Any reperformed service or repaired or replacement part furnished under this warranty shall carry warranties on the same terms as set forth above, except that the warranty period shall be for a period of one year from the date of such reperformance, repair or replacement. In any event the warranty period and Seller's responsibilities set forth herein for such repaired or replacement part shall terminate one year after the end of the Warranty Period ("the Rewarranty Period")
         applicable  to  the  item  of  equipment  in  which  such  repaired  or
         replacement   part  was   installed   or  in  which  such  Service  was
         reperformed.

24.5 Seller does not warrant the Turbine Generator Units or any repaired or replacement parts against normal wear and tear, including operation beyond design capability, frequent starting, detrimental air inlet conditions or erosion, corrosion or material deposit from fluids (all as indicated in Seller's technical publication GEK 3620F, Heavy Duty Gas Operating and Maintenance Considerations) and fuel not in accordance with the fuel specification (attached as Appendix L). The warranties and remedies set forth herein are further conditioned upon
         (i) the proper storage, installation, operation, and maintenance of the Turbine Generator Units and conformance with the Operation Manual (including revisions thereto) provided by Seller and/or its subcontractors, as applicable and (ii) repair of modification pursuant to Seller's instructions or approval. Buyer shall keep proper records of operation and maintenance during the Warranty Period. These records shall be kept in the form of log sheets and copies shall be submitted to Seller upon its request. Seller does not warrant any equipment or services of others designated by Buyer where such equipment or services are not supplied by Seller.

24.6 Except as otherwise specifically provided for in this Agreement the preceding paragraphs of this Article 24 set forth the exclusive remedies for all breach of Warranty, however instituted, whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise. The foregoing warranties are exclusive and are in lieu of all other warranties and guarantees whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR IMPLIED STATUTORY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

                              SECTION 25: FORCE MAJEURE EVENT

25.1 A "Force Majeure Event" means any act, condition, or event that prevents either Party to this Agreement from performing its obligations under this Agreement, and such act, condition, or event could not have been prevented by the exercise of due diligence of the Party asserting the claim, was beyond the reasonable control of the Party or was not reasonably foreseeable and occurred without the fault or negligence of the Party asserting the claim. Seller or Buyer shall not have any liability or be considered to be in breach or default of its obligations under this Contract (other than Buyer for payment) to the extent that performance of such obligations is delayed or prevented, directly or indirectly, due to: (i) causes beyond its reasonable control; or (ii) acts of God, act (or failures to act) of governmental authorities, fires, severe weather conditions, earthquakes, strikes or other labor disturbances, floods, war (declared or undeclared), epidemics, civil unrest, riot, delays in transportation, or car shortages; or (iii) acts (or omissions) of Buyer including failure to promptly: (a) provide Seller with information and approvals necessary to permit Seller to proceed with work immediately and without interruption, (b) comply with the terms of payment, or (c) provide Seller with such evidence as Seller may request that any export or import license or permit has been issued (if such is the responsibility of Buyer), or (iv) shipment to storage or (v) inability on account of causes beyond the reasonable control of Seller to obtain necessary materials, necessary components or services. Seller shall notify Buyer of any such delay. The date of delivery or of performance shall be extended for a period equal to the time lost by reason of delay, plus such additional time as may be reasonably necessary to overcome the effect of such excusable delay. Seller shall notify Buyer, as soon as practicable, of the revised Shipment Date and Service resumption date. If Seller is delayed by acts or omissions of Buyer, or by the prerequisite work of Buyer's other contractors or suppliers, Seller shall also be entitled to an equitable price adjustment.

         If a delay excused by Force Majeure under this Article extends for more than three hundred sixty-five (365) days and the parties have not agreed upon a revised basis for continuing the Work at the end of the delay, including adjustment of the price, then either party (except where delay is caused by Buyer, in which event only Seller), upon thirty (30) days written notice, may terminate this Agreement with respect to the undelivered Turbine Generator Units to which title has not yet passed and any uncompleted services, whereupon Buyer shall promptly pay Seller its termination charges determined in accordance Appendix D upon submission of Seller's invoices therefor.

25.2     In the event of a Force Majeure occurrence:

         (a) the affected Party shall promptly give the other Party notice describing the particulars of the occurrence, including an estimation of its expected duration and probable impact on the performance of such party's obligations hereunder, and continues to furnish timely regular reports with respect thereto during the continuation of the Force Majeure Event;

         (b) the notice described in clause (a) above is given no later than five (5) Business Days after the affected party becomes aware or should, with due diligence, have become aware of the commencement of any such delay due to the claimed Force Majeure Event;

         (c) the extension of time of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event.

         (d) no liability of either Party which arose before the occurrence of the Force Majeure Event causing the suspension of performance shall be excused as a result of the occurrence;

         (e) the affected Party exercises all reasonable efforts to mitigate or limit damages to the other party and to resume its performance as quickly as possible;

         (f) the affected Party shall use all reasonable efforts to continue to perform its obligations hereunder and to correct or cure the event or condition excusing performance; and

         (g) when the affected Party is able to resume performance of the affected obligations under the Agreement, that Party shall give the other party written notice to that effect, a Change Order shall be executed by Buyer and Seller to adjust the Guaranteed Shipment Date to account for the actual effect on the affected party's performance of its obligations by the Force Majeure Event, and the affected Party shall promptly resume performance under the Agreement Documents

25.3 If Seller is delayed by acts or omissions of Buyer, or by the prerequisite work of Buyer's other subcontractors or suppliers, Seller shall be entitled to seek an equitable price adjustment in accordance with Section 9 herein.


                                  SECTION 26: INDEMNITIES

26.1     Seller Indemnities:

         Seller shall indemnify, protect, save, hold harmless and defend Buyer, the Financing Parties, each of their respective subsidiaries and affiliates, and their directors, officers, agents, partners, employees, and Buyer's subcontractors, successors and assigns of each of them (the "Buyer Indemnified Parties") from and against any and all Damages arising out of third-party claims for any damage to or destruction of third-party property or death of or bodily injury to, any person, to the extent caused by Seller's or Seller's Subcontractors' wrongful or negligent acts or omissions, in the performance of Seller's obligations hereunder. Seller's aforesaid indemnity is for the exclusive benefit of the Buyer Indemnified Parties and in no event shall inure to the benefit of any other party except for permitted assignees. "Third party property" shall not include property of the foregoing Buyer Indemnified Parties for purposes of this Section 26.1.

26.2     Buyer Indemnities:

         Buyer shall indemnify, save harmless and defend Seller and its Subcontractors and their affiliates and each of their directors, officers, agents, employees, successors and assigns of each of them, (the "Seller Indemnified Parties"), from and against any and all Damages arising out of third-party claims associated with the performance by Buyer or Buyer Indemnified Parties of its or their obligations hereunder, including without limitation any damage to or destruction of property of, or death of or bodily injury to, any person, to the extent caused by Buyer's or Buyer Indemnified Party's wrongful or negligent acts or omissions, in the performance of Buyer's or Buyer Indemnified Party's obligations hereunder. Buyer's aforesaid indemnity is for the exclusive benefit of the Seller Indemnified Parties and in no event shall inure to the benefit of any other party except for permitted assignees.

26.3     Tax Indemnification:

         Seller shall indemnify, save harmless and defend the Buyer Indemnified Parties from and against any and all Seller Taxes. Buyer shall indemnify, save harmless and defend the Seller Indemnified Parties from and against any and all Buyer Taxes.

26.4     Patent Indemnification:

         Seller agrees to indemnify and hold harmless and defend the Buyer from any claims, suits or proceedings of any third party that any Equipment furnished hereunder infringes any patent of the United States
         ("Claim"). If Buyer notifies Seller promptly of the receipt of any Claim, does not take any position adverse to Seller regarding such Claim and gives Seller information, assistance and exclusive authority to settle and defend the Claim, Seller shall, at its own expense and option,

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

         either (i) settle or defend the Claim and pay all damages and costs awarded in it against Buyer, or (ii) procure for Buyer the right to continue using the Equipment, or (iii) modify the Equipment so that it becomes non-infringing, or (iv) replace the Equipment with non-infringing Equipment. If, in any suit arising from such a Claim, the continued use of the Equipment for the purpose intended is forbidden by any court of competent jurisdiction, Seller shall at its option take one or more of the actions under (ii), (iii) or (iv) above. The foregoing states the entire liability of Seller for patent infringement of any Equipment.

         The foregoing shall not apply to any Equipment which is manufactured to Buyer's design. As to any Equipment or use described in the preceding sentence, Seller assumes no liability whatsoever for patent infringement.

26.5     Notice and Legal Defenses:

         Promptly after receipt by Buyer Indemnified Party or Seller Indemnified Party of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity in favor of the Buyer Indemnified Parties or Seller Indemnified Parties applies, the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, shall notify the indemnitor thereof in writing. The indemnitor shall assume the defense thereof on behalf of the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, and conduct such defense with due diligence and in good faith with counsel reasonably satisfactory to the Buyer Indemnified Parties or Seller Indemnified Parties, as applicable; provided, however, that (a) the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, shall have the right to be represented therein by advisory counsel of its own selection and at its own expense.

26.6     Failure to Defend Action:

         If any claim, action, proceeding or investigation arises as to which the indemnity in favor of the Buyer Indemnified Parties or Seller Indemnified Parties applies, and the indemnitor fails to assume the defense of such claim, action, proceeding or investigation, then the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, may at Seller's or Buyer's expense, as applicable, contest (or, with the prior written consent of Seller or Buyer, as applicable, settle) such claim.

26.7     Survival:

         The provisions of this Section 26 shall survive Acceptance and the termination of this Agreement.

                           SECTION 27: LIMITATIONS OF LIABILITIES

In no event shall the sum of Seller's liability to Buyer under this Agreement for all Delay Payments and all Performance Guarantee Payments (excluding failure to achieve the Emission Guarantee) exceed an amount equal to ***********of the Contract Price. In no event shall the sum of Seller's liability to Buyer for any claim arising from this Agreement whether based upon warranty, tort (including negligence), strict liability, for defaults pursuant to Section 31, or otherwise arising from Seller's performance or breach of this

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Agreement exceed *********of the Contract Price. All liability under this Contract shall terminate four years after the Shipment Date of the Turbine Generator Unit giving rise to the claim, except for any liabilities or claims of which Buyer has notified Seller within such four year period.

                             SECTION 28: CONSEQUENTIAL DAMAGES

28.1 It is understood and agreed by the Parties that liquidated damages which may be payable by Seller, if applicable, under the specific liquidated damages provisions elsewhere in this Agreement shall not be considered consequential damages for purposes of this Section; and it is further understood and agreed that, in no event, whether as a result of breach of contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, shall Seller or its subcontractors or suppliers be liable for loss of profit or revenues, loss of use of the equipment or any associated equipment, cost of capital, cost of substitute equipment, (which does not include Seller's liability, if any, pursuant to Section 31.2(c) hereof for equipment which must be purchased by Buyer following Seller's default) facilities, services or replacement power, downtime costs, claims of Buyer's customers for such damages, or for any special, consequential, incidental, indirect or exemplary damages and Buyer shall indemnify Seller against such claims of Buyer's customers.

28.2 If Buyer cannot obtain for Seller from the subsequent purchasers the protections specified in this Article 28, Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims made by any subsequent purchasers of the Turbine Generator Units or services against Seller for loss or damage arising out of the performance or non-performance of the Equipment or Services provided under this Contract.

28.3 If Seller furnishes Buyer with advice or assistance concerning any products, systems or work which is not required pursuant to the Scope of Work the furnishing of such advice or assistance will not subject Seller to any liability, whether in contract, warranty, indemnity, tort (including negligence), strict liability or otherwise.

28.4 For the purposes of this Article 28, the term "Seller" shall mean Seller, its affiliates, subcontractors and suppliers of any tier, and their respective agents and employees, whether individually or collectively.

28.5 The provisions of this Article 28 shall prevail over any conflicting or inconsistent provisions contained in any of the documents comprising this Contract, except to the extent that such provisions further restrict Seller's liability.

                           SECTION 29: SELLER PROVIDED INSURANCE

29.1 From a period commencing 15 months prior to the Guaranteed Shipment Date, Seller shall provide and maintain the following insurance with the indicated limits, with insurance carriers rated not less than "A" by Best, or equivalent (with the exception of Worker's Compensation insurance), and in a form reasonably satisfactory to Buyer and, unless indicated to the contrary below, shall maintain such insurance in full force and effect until Acceptance; provided, however, that Seller shall provide the liability insurance coverage required under this Section 29 and workers' compensation coverage for all periods during which Seller or any of its agents or employees enters onto the Project Site; and provided, further, that such liability insurance coverage and workers' compensation coverage shall continue in full force and effect during the Warranty Period. Such liability insurance shall include the contractual liability assumed under the Section 26 (Indemnity Clause) of this Agreement, covering claims for bodily injury (including death) or third party property damage that may arise from operations performed under this Agreement, whether such operations be by Seller or by any Subcontractor of any tier or their respective agents or employees:

            (i) Workers' compensation insurance in compliance with any applicable federal law; with statutory limits in compliance with the workers' compensation laws applicable in the state in which the Work is being performed. Coverage will include a Broad Form All States Endorsement.

            (ii) Employers' liability insurance with a limit of $5,000,000 per accident and $5,000,000 annual aggregate, $5,000,000 disease per employee and $5,000,000 disease policy limit.

            (iii) Automobile liability insurance including,  but not limited to, coverage for owned, non-owned and hired, leased or rented motor vehicles, licensed or unlicensed with a $5,000,000 combined single limit per accident.

            (iv) Comprehensive or commercial general liability insurance written on an occurrence basis with a combined single limit of liability for bodily injury, including death, personal injury and property damage of $5,000,000 per occurrence and $10,000,000 in the aggregate. Such coverage shall include premises/operations, broad form property damage, blanket contractual liability, independent Sellers, products/completed operations liability, and personal injury.

            (v) Excess liability insurance in connection with the employers' liability coverage, the automobile liability coverage, the comprehensive or commercial general liability coverage, and with a combined single limit of $10,000,000 per occurrence and $10,000,000 annual aggregate. Such insurance shall drop down to provide primary coverage in the event the underlying policy aggregate is exhausted by payment of claims. Any combination of primary and excess limits is acceptable to the extent it complies with the total limits.

29.2 Certificates: Seller shall furnish to Buyer certificates of insurance required hereunder in the applicable forms set forth hereto. All such certificates shall state that ninety (90) days' prior written notice shall be given to each such party in the event of cancellation or non-renewal of or material change in the relevant policy.

29.3 Waivers of Subrogation: All insurance policies supplied by Seller (except those relating to workers' compensation insurance) shall include a waiver of any right of subrogation of the insurers thereunder against Buyer, the Financing Parties, and the Independent Engineer.

29.4 Failure to Procure Insurance: If Seller fails to procure and maintain the required insurance, or any portion thereof, the Buyer shall have the right, but not the obligation, to procure and maintain the required insurance for and in the name of Seller, and Seller shall promptly pay the cost thereof and shall furnish all information necessary to acquire and maintain such insurance. Neither party shall violate or knowingly permit any violation of any condition or term of the policies of insurance carried hereunder.

29.5 Additional Insureds, etc.: All liability insurance policies furnished by Seller shall name Buyer as additional insureds.

29.6 No Limitation of Liability: The required coverage's referred to and set forth in this Section 29 shall in no way affect, nor are they intended as a limitation of, Seller's liability with respect to its performance of the Work.

29.7 Insurance Primary: All policies of insurance provided by Seller pursuant to this Section 29 shall be written as primary policies, not contributing with, and not in excess of, the coverage that Buyer, and the Financing Parties, and their respective permitted assigns, successors, parent companies, subsidiaries and affiliates may carry against the same hazards.

                            SECTION 30: BUYER-PROVIDED INSURANCE

Buyer shall provide and maintain the following insurance with the indicated limits and, unless indicated to the contrary below, shall maintain such insurance in full force and effect from six months prior to the Guaranteed Shipment Date until Acceptance:

             (i) Workers' Compensation insurance written in compliance with any applicable federal law; with statutory limits in compliance with workers' compensation laws applicable in the state in which the Work is being performed. Coverage will include broad form All States endorsement.

             (ii) Employers'  liability insurance with a limit of $1,000,000 per accident and $1,000,000 annual aggregate, $1,000,000 disease per employee and $1,000,000 disease policy limit.

             (iii)Comprehensive  or  commercial   general  liability   insurance
                  written on an occurrence basis with a combined single limit of liability for bodily injury, including death, personal injury and property damage of $1,000,000 per occurrence. Such coverage shall include premises/operations, explosion, blasting (if any), excavation, collapse and underground hazards, broad form property damage, blanket contractual liability, independent Sellers, products/completed operations liability, and personal injury. If the policy is written on a commercial general liability form, the general aggregate and products/completed operations aggregate shall be no less than $1,000,000, respectively.

             (iv) Automobile liability insurance, including, but not limited to, coverage for all owned, non-owned, hired, leased or rented motor vehicles, licensed or unlicensed. Such insurance shall provide coverage having a combined single limit per accident of $1,000,000.

             (v) Excess liability coverage in connection with the employers' liability coverage, the automobile liability coverage and the commercial general liability coverage, with a combined single limit of $4,000,000 per occurrence and in the aggregate.

            (vi) Builders risk insurance policy covering the full value of the Work.

                  Seller shall be added as an additional insured, with waiver of subrogation, as Seller's interests may appear, under all of the above policies except workers compensation.


                                  SECTION 31: TERMINATION

31.1     Default by Seller

         Seller shall be in default of this Agreement if: (i) Seller fails to perform any of its material obligations under this Agreement or fails to comply with the material terms of this Agreement, unless the remedy for the breach of any such obligation is payment of Delay Payments or Performance Guarantee Payments, and Seller does not diligently commence to cure such default within thirty (30) days after written Notice of Default from Buyer, and the default is not cured within 90 days, except for the cure periods in Section 23 or such longer period as may be determined by the Buyer, and; (ii) Seller intentionally or negligently disregards Applicable Laws and Permits which are applicable to the performance of Seller's Work and such failure continues for thirty (30) days after written Notice of Default from Buyer; (iii) Seller abandons the Work or suspends its efforts to complete the Work (except when permitted pursuant to this Agreement); (iv) Seller makes a general assignment for the benefit of its creditors, is generally unable to pay its debts as they become due, or becomes the subject of any voluntary or involuntary bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding, and, in the case of any such involuntary proceeding, such proceeding is not dismissed or stayed within forty-five (45) days after it is commenced.

31.2 If Seller is in default under the foregoing Section 31.1 and does not cure within the applicable cure periods pursuant to Section 31.1 Buyer shall have any or all of the following rights and remedies:

                 (a) Buyer, without prejudice to any of its other rights and remedies under this Agreement, and at Buyer's option, may terminate this Agreement immediately by shipment to Seller of a notice of termination (a "Termination for Cause"), in which event Seller shall be relieved from any obligation to complete any unfinished portion of the Work, but shall not be relieved from its liabilities, warranties or obligations otherwise provided for hereunder in respect of any portion of the Work for which the Seller has been paid hereunder. If Buyer elects not to terminate, Buyer shall retain all rights under applicable law for the purpose of enforcing its rights specified under this Agreement;

                 (b) Any amounts owed by Buyer to Seller as of the date of the Termination for Cause shall be retained by Buyer until after completion of the Work and applied by Buyer to pay any amounts owed by Seller pursuant to this Section;

                 (c) Seller shall be liable to Buyer for any additional cost in addition to the Contract Price hereunder incurred by
                        Buyer  in  the   purchase  of
                        equipment or services corresponding to the Work terminated pursuant to a Termination for Cause hereunder.

31.3     Default by Buyer:

         Buyer shall be in default of this Agreement if (a) Buyer fails to pay to Seller any required payment which is not in dispute and such failure continues for thirty (30) days after written Notice of Default has been given by Seller to Buyer or (b) as a result of the occurrence of a Force Majeure Event, Work has been suspended for three hundred sixty five (365) days or longer, then Seller may terminate this Agreement upon written notice to Buyer. Seller will not be obligated to ship the Turbine Generator Units or pass title to Buyer unless all payments from Buyer to Seller are current.

31.4     Termination For Convenience by Buyer

         Buyer may terminate this Agreement by five (5) days written notice to Seller if Buyer determines in its sole discretion to be necessary or convenient ("Termination For Convenience"). In the event Buyer terminates this Agreement for convenience, Buyer shall pay Seller the termination amount determined using the Payment/Termination Schedule (Appendix D) through the date of termination; however, Buyer shall not be obligated to make any other payments due after the date of termination. Payments made against the Contract Price shall be credited against the termination payment. For termination prior to title transfer, title to the Turbine Generator Units shall remain with Seller. Upon payment of the termination amount, neither Buyer nor Seller shall have any further obligations to the other.

31.5     Surviving Obligations

         Termination of this Agreement for Cause (a) shall not relieve Seller or Buyer of any obligation hereunder that expressly survives termination hereof; (b) except as otherwise provided in any provision of this Agreement expressly limiting the liability of either Party, termination shall not relieve either Buyer or Seller of any contractual obligations or liabilities hereunder for loss or damage to the other Party arising out of or caused by acts or omissions of such Party prior to the effectiveness of such termination or arising out of such termination;(c) shall not relieve Seller of its warranty or other contractual obligations as to portions of the Work hereunder already performed or relieve either party of continuing obligations of Seller or Buyer, as the case may be arising prior to the date of termination, and (d) Seller shall be liable for Delay Payments or Performance Guarantee Payments for which liability has arisen prior to such Termination for Cause.

                                  SECTION 32: ASSIGNMENTS

32.1 Buyer subject to Sellers approval, which will not be unreasonably withheld, may assign its rights interests and obligations, in whole or in part, under this agreement and this Agreement to an affiliated company, in which Buyer owns an equity interest of 50% or more, provided it gives written notice to Seller. Seller may assign its rights and obligations regarding the Work, in part or in whole, to one or more of its wholly owned subsidiaries provided that it gives written notice to Buyer setting forth the effective date of such assignment. Upon the effective date of said assignment all of the rights and obligations of Seller under this Agreement shall vest solely in Seller's respective subsidiaries. Buyer agrees to execute such documents as may be necessary to effect the assignment. SELLER REMAINS LIABLE AS A

         GUARANTOR UNDER THIS AGREEMENT AND HEREBY GUARANTEES THE PERFORMANCE OF ITS SUBSIDIARIES AFTER THE ASSIGNMENT TAKES EFFECT. Buyer may assign this Agreement to the EPC Contractor who will provide engineering procurement and construction services to Buyer with respect to the Project, subject to Buyer demonstrating to Seller pursuant to Section
         7.5 that the EPC Contractor has the financial ability to pay Seller hereunder.

32.2 Except as provided in the preceding paragraph, it is expressly understood and agreed that this Agreement is personal to Seller and Buyer, and that Seller and Buyer shall have no right, power or authority to assign or delegate this Agreement or any portion hereof, either voluntarily or involuntarily, or by operation of law. Any assignment by Buyer shall not release Buyer from any of its obligations hereunder. Notwithstanding the foregoing, Seller hereby consents to the collateral assignment of the Buyers rights under this Agreement by Buyer to the Financing Parties and agrees to provide such acknowledgments and consents in respect of such collateral assignment as the Financing Parties or their counsel may from time to time reasonably require. In the event of such collateral assignment, Seller hereby consents to the exercise of the Financing Parties' rights under such collateral assignment. Upon request of Buyer or any permitted assignee, Seller will further evidence its consent by execution of an assignment or other instrument reasonably acceptable to Seller and the permitted assignee.

32.3     Successors and Assigns

         All of the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of and be binding upon their respective successors and permitted assigns.


                   SECTION 33: PERFORMANCE IN FAVOR OF FINANCING PARTIES

Seller agrees that in the event of a default by Buyer under the terms and conditions of any agreement between Buyer and any Financing Party, the Financing Parties shall be entitled to use and enforce this Agreement, as the same may be amended or supplemented before or after such default, all without additional cost to the Financing Parties. In the event any Financing Party notifies Seller in writing that Buyer has defaulted under any agreement between Buyer and the Financing Parties and requests Seller to continue performance under this Agreement, Seller shall thereafter perform hereunder in accordance with the terms and provisions hereof, so long as Seller shall be paid in accordance with this Agreement for the Work performed hereunder, including payment of any sums due to Seller for Work performed to and including the date of Buyer's default, and so long as such Financing Parties agree in writing to continue to pay Seller for Work performed in accordance with this Agreement.

Seller agrees to amend this Agreement as may be reasonably requested by the Financing Parties to the extent that Seller's rights and or obligations thereunder are not materially adversely affected.


                           SECTION 34: BUYER REVIEW OF DOCUMENTS

34.1     Buyer Review

         Neither (a) the review by Buyer of any information or calculations supplied by

         Seller nor (b) Buyer's certification of the Heat Rate Guarantee, Turbine Generator Unit Electrical Output Guarantee, Emission Guarantee, Reliability Guarantee or Acceptance nor (c) Buyer's payments of the Contract Price constitute a waiver of, or release Seller from, any liability hereunder from any breach or default by Seller under this Agreement. Notwithstanding anything to the contrary herein contained, Buyer shall not be liable for and makes no representation with respect to any designs and specifications for the Turbine Generator Units or the Scope of Work, including any designs and specifications prepared by Seller and reviewed or accepted by Buyer, and including any designs and specifications set forth in the Agreement. Buyer's Acceptance of the Turbine Generator Units shall not relieve Seller of its obligation for such compliance.

34.2     Final Drawings and Documentation

         One hundred-twenty (120) days after Mechanical Completion, Seller shall furnish to Buyer CAD disks where reasonably available and reproducible mylars of the Final Drawings and Documentation. Without limiting the requirements otherwise applicable to the Final Drawings and
         Documentation hereunder, the Final Drawings and Documentation shall completely and accurately, in all material respects, show and describe all piping and instrumentation, electrical interconnections, electrical elementarys and control loop logic diagrams within the Turbine Generator Units. Seller shall incorporate into the Final Drawings and Documentation all material changes or corrections to the Turbine generator Unit made at the Project Site prior to Acceptance so as to represent the completed as-built Turbine Generator Units completely and accurately in all material respects. Seller shall establish such systems and retain such personnel as are necessary to maintain full quality control and quality assurance with respect to the Final Drawings and Documentation.

34.3     Ownership

         Seller agrees that all documents prepared by Seller and provided to Buyer pursuant to this Agreement shall be the property of Buyer.


                                    SECTION 35: WAIVERS

No failure to exercise, and no delay in exercising, any right, power or remedy under the Agreement shall impair any right, power or remedy that any Party hereto may have, nor shall such failure or delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under the Agreement, nor shall any waiver of any breach or default be deemed a waiver of any default or breach subsequently occurring under the Agreement. This Agreement may not be changed or amended orally and any waiver hereof must be in writing and executed by both Parties. Either Party's waiver of any breach or failure to enforce any of the terms, covenants, conditions, or other provisions of this Agreement at any time shall in no way affect, limit, modify, or waive that Party's right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision, notwithstanding any course of dealing, course of performance, or custom of the trade.

                                 SECTION 36: GOVERNING LAW

This agreement and the rights and duties of the parties hereunder and/or arising from or relating in any way to the transactions evidenced by the agreement shall be governed by and construed in accordance with the laws of the state of New York, including all matters of interpretation, validity and performance.

                                  SECTION 37: SEVERABILITY

In the event that any of the provisions, or portions or applications thereof, or of any of the Agreement are held to be unenforceable or invalid by any arbitrator, arbitration panel, court, or regulatory agency of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions or applications hereof, shall not be affected thereby.

                                    SECTION 38: NOTICES

38.1 Unless otherwise expressly required or permitted by the Agreement, any notice required or permitted to be given by Seller to Buyer hereunder shall be in writing and shall be addressed to Buyer at:

                  Mountainview Power Company
                  25770 San Bernardino Avenue
                  San Bernardino, CA 92408
                  Attention: Scott Noll, General Manager
                  Telephone: (909) 478-7943          Facsimile: (909) 478-7910


         With a copy to:
                  Mountainview Power Company
                  245 Winter Street
                  Suite 300
                  Waltham, MA 02541
                  Attention: Arnold Wallenstein, Corporate Counsel
                  Telephone: (781) 370-1515          Facsimile: (781) 370-1594


and any notice required or permitted to be given by Buyer to Seller hereunder shall be in writing and shall be addressed to Seller at:

                  GENERAL ELECTRIC COMPANY
                  1 River Road
                  Schenectady, New York 12345
                  Attention: Joseph Such
                  Telephone: (518) 385-4613          Facsimile: (518) 385-5128



38.2     Delivery

         Unless otherwise expressly required or permitted by the Agreement, all notices shall be by writing and delivered (a) in person to the party above mentioned, (b) via certified mail with a return receipt requested in a securely sealed envelope and postage prepaid, (c) by expedited delivery service with signed proof of delivery by company recipient, or
         (d) by prepaid telegram or facsimile. A notice shall be deemed delivered either at the time of personal delivery or, in the case of delivery service or mail, as the date of delivery at the address provided herein, or in the case of telegram, or facsimile, upon receipt. Each Party, by notice to the other Party, may designate, from time to time, another address or office to which notices may be given pursuant to this Agreement.

                       SECTION 39: HEADINGS AND INTERPRETATION RULES

The Section and Section headings herein have been inserted for convenience of reference only and shall not in any manner affect the construction; meaning or effect of the provisions herein contained nor govern the rights and liabilities of the parties hereto. Where the context requires, words importing the singular include the plural and vice versa. Words importing natural persons or Parties shall include firms and corporations and any other organizations having legal capacity.

                                SECTION 40: ENTIRE AGREEMENT

This Agreement together with attachments (Appendices A - M) constitutes the entire agreement of the Parties with respect to the subject matter hereof. All prior, correspondence, negotiations and agreements, oral or written, among the Parties with respect to the subject matter hereof are superseded by this Agreement. The following Sections shall survive the termination of this
Agreement:

               *    Section 8 (Taxes)
               *    Section 24 (Warranties)
               *    Section 26 ( Indemnities)
               *    Section 27 (Limitation of Liabilities)
               *    Section 40 (Entire Agreement)
               *    Section 41 ( Seller's Proprietary Information)
               *    Appendix I (Confidentiality Agreement)


                        SECTION 41: SELLER'S PROPRIETARY INFORMATION

At the time of furnishing confidential or proprietary information, Seller will expressly designate by label, stamp, or other written communication that the information or documentation furnished is confidential. Buyer agrees (i) to treat such information as confidential, (ii) to restrict the use of such information to matters relating to Seller's performance of the Agreement, and
(iii) to restrict access to such information to employees of Buyer and its agents whose access is necessary in the implementation of the Agreement. Confidential information will not be reproduced without Seller's prior written consent, and all copies of written information will be returned to Seller upon request except to the extent that such information is to be retained by Buyer pursuant to the Agreement. The foregoing restrictions do not apply to information which: (i) is contained in a printed publication which was released to the public by Seller prior to the date of the Agreement; or (ii) is, or becomes, publicly known otherwise than through a wrongful act of Buyer, its employees, or agents; or (iii) is in possession of Buyer, its employees, or agents prior to receipt from Seller, provided that the person or persons providing the same have not had access to the information from Seller; (iv) or is furnished to others by Seller without restrictions similar to those herein on the right of the receiving party to use or disclose; or (v) is approved in writing by Seller for disclosure by Buyer, its agents or employees to a third party.

                        SECTION 42: PUBLICITY RELEASES; INFORMATION

Seller shall not, and shall not permit any Subcontractor to, issue any press or publicity release or any advertisement, or publish, release or disclose any photograph concerning this Agreement or the Turbine Generator Units except in accordance with the Confidentiality Agreement attached as Appendix I or with the consent of the Buyer, such consent not to be unreasonably withheld. Seller may list Buyer's name, project name, and a brief project description in Seller's experience lists, which are periodically developed and published. Seller shall give prior notice to Buyer of any information contained in documents filed with public authorities or any other public disclosure that could result in the dissemination of confidential information; provided, however, that disclosures made pursuant to any federal or state securities laws of the United States of America or regulations or pursuant to the rules of any securities exchange may be made without the consent of Buyer.

                                SECTION 43:NON-NUCLEAR USE.

The equipment furnished hereunder this Agreement shall not be used in conjunction with the use or handling of nuclear material or the construction or operation of a nuclear installation. Buyer warrants that it shall not use the equipment for such purpose or permit others to use the equipment for such purposes. If any such use does occur, Seller disclaims all liability for any nuclear or other damage, injury or contamination or destruction of the equipment and Buyer shall indemnify Seller against any such liability howsoever arising.


IN WITNESS WHEREOF, the Parties have caused this AGREEMENT to be executed by this respective authorized representatives as of the date first set forth above.


GENERAL ELECTRIC COMPANY                     MOUNTAINVIEW POWER COMPANY


By:  _________________________                By:  ___________________________

Name:  _______________________                Name:  _________________________

Title:  ________________________              Title:  ________________________

                                   APPENDIX A


                                  SCOPE OF WORK



GE Proposal # 90044AG dated September 1999 definesSellers scope of supply.

It is expressly understood that the steam turbine generator equipment and accessories listed in the GE Proposal are not included in the contract price or scope of supply and are provided as an option that the Buyer and Seller may mutually agree to execute.

Tab 2, Tab 4, Tab 11, Tab 12, Tab 13, Tab 14, Tab 15, and Tab 18: References to the Steam Turbine Generator equipment, services and accessories shall be disregarded for the purposes of this Agreement

Tab 5, Tab 6 and Tab 8 shall be disregarded for the purposes of this Agreement

Tab 1 Revision 0
Tab 2 Revision 2
Tab 3 Revision 2
Tab 4 Revision 1
Tab 5 Revision 0
Tab 6 Revision 0
Tab 7 Revision 2
Tab 8 Revision 0
Tab 9 Revision 0
Tab 10 Revision 0
Tab 11 Revision 0
Tab 12 Revision 0
Tab 13 Revision 0
Tab 14 Revision 0
Tab 15 Revision 0
Tab 16 Revision 0
Tab 17 Revision 0
Tab 18 Revision 0

                                         APPENDIX B


                                 PERSONNEL TRAINING PROGRAM


                             Please refer to Appendix A, Tab 13

                                         APPENDIX C


                                 QUALITY ASSURANCE PROGRAM



                             Please refer to Appendix A Tab 16

   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                   Appendix D
                          Payment/Termination Schedule

                             4 x PG7241(FA) GTG Sets
                         Payment - Termination Schedule

                                                                                Payment                   Termination
   Payment                                                              Monthly        Cumulative          Cumulative
   Month                             Event                           % of Contract   % of Contract        % of Contract
   -----                             -----                           -------------   -------------        -------------


  Oct-99                       Signed Agreement                            *               *                    *
  Nov-99
  Dec-99
  Jan-00

  Feb-00
  Mar-00
  Apr-00
  May-00
  Jun-00                       Progress Payment                            *               *                    *
  Jul-00
  Aug-00
  Sep-00
  Oct-00
  Nov-00
  Dec-00
  Jan-01
  Feb-01
  Mar-01                       Progress Payment                            *               *                    *
  Apr-01                       Progress Payment                            *               *                    *
  May-01                       Progress Payment                            *               *                    *
  Jun-01                       Progress Payment                            *               *                    *
  Jul-01                       Progress Payment                            *               *                    *
  Aug-01                       Progress Payment                            *               *                    *
  Sep-01                       Progress Payment                            *               *                    *

                                       43

  Oct-01                       Progress Payment                            *               *                    *
  Nov-01                       Progress Payment                            *               *                    *
  Dec-01                       Progress Payment                            *               *                    *
  Jan-02                       Progress Payment                            *               *                    *
  Feb-02                       Progress Payment                            *               *                    *
  Mar-02                       Progress Payment                            *               *                    *
  Apr-02                       Progress Payment                            *               *                    *
  May-02                       Progress Payment                            *               *                    *
  Jun-02                       Progress Payment                            *               *                    *
  Jul-02                       Progress Payment                            *               *                    *
  Aug-02                         Ship 2 x GTG                              *               *                    *
  Sep-02                         Ship 2 x GTG                              *               *                    *
  Oct-02          30 Days After Shipment of All Major Components           *               *                    *






Notes:      The notes below are more precisely set forth in the Agreement

            The initial payment is due within 5 business days of signed Agreement and is non-refundable. Progress Payments are due on the 15th of the indicated month and will be billed 30 days in advance. Payments tied to shipment are due Net 30 days after certification that equipment has shipped.

            The Buyer may terminate this contract at any time upon written notice and payment of termination charges in accordance with the schedule set forth above.


            Upon termination prior to title transfer, title to terminated gas turbine-generator equipment and accessories remains with the Seller.

            The termination charge for any equipment for which title has transferred is 100%.

                                         APPENDIX E


                             SAMPLE GE MONTHLY PROGRESS REPORT

                                   APPENDIX E

                                   Schedule 1

                             FINAL LIEN WAIVER FORM

State of  _ _____________
County of __ _________________________

KNOW ALL MEN BY THESE PRESENTS THAT General Electric Company, a corporation of the State of New York, acting through its Power System business, whose address is One River Road, Schenectady, New York 12345, hereinafter called SUPPLIER, and with regard to the (unit type) at (Project/site name), for and in consideration of payment in the amount of______________ for invoice number ____ __________ to be made by (Customer Name). (CONTRACTOR) upon execution of this Final Release, hereby represents that all bills for labor, subcontractors, materials, lands, licenses, and other expenses relating to this invoice have been paid by SUPPLIER. Upon receipt by the undersigned of a check from the CONTRACTOR in the above amount, payable to the undersigned, and when the check has been paid, this document shall become effective to release and forever discharge the CONTRACTOR and the OWNER from any and all claims, liens, and claims of lien arising out of the materials and services for which payment is being made. Before any recipient of this document relies upon it, he should verify evidence of payment to the SUPPLIER. Supplier hereby covenants and agrees, for itself, its successors and assigns, that it and they, and each of them, shall and will defend and save harmless the Owner from and against any and all suits, actions, claims, liens or demands of laborers, mechanics, materialmen or others, with regard to the invoice to be paid in exchange for this Release of Lien.
--------------------------------------------------------------------------------

IN WITNESS WHEREOF, I have hereunder set my hand in behalf of the Supplier ______ ______________ day of _ ______, 19______ at _________ ________
______________   ______________________   (City)__________  (State)  (Zip  Code)
(Supplier)

By    ________________________________
Title _                                                            _
      --------------------------------------------------------------

                                        ACKNOWLEDGMENT

State of ____ ________________________

County of __ ___________________________ ss:

On this __________________________ day of  _____ __________________,
19
before  me   appeared   ____   _______________________________________,   to  me
personally  known,  who,  being by me duly  sworn,  did depose and say that (he)
(she)  (they)  executed  the above  release for the Supplier and that (he) (she)
(they) was duly authorized to do so.

IN WITNESS WHEREOF, I have set hereunto my signature and seal this __________day of _____ __________________, 19____.
                                                    ---------------------------
                                                                (Notary Public)
                                                          My commission expires
                                                     --------------------------

                                         APPENDIX F


                                   INTENTIONALLY OMITTED

                                   APPENDIX G

                  I.        APPROVED TEST PROCEDURES


                        Please refer to Appendix A Tab 3 and Tab 17.

                                   APPENDIX I



                            CONFIDENTIALITY AGREEMENT


THIS CONFIDENTIALITYAGREEMENT IS MADE AND EFFECTIVE THIS 13TH DAY OF AUGUST 1999") , BY AND AMONG GENERAL ELECTRIC COMPANY, ACTING THROUGH ITS GE POWER SYSTEMS BUSINESS, A NEW YORK CORPORATION, HAVING A PRINCIPAL PLACE OF BUSINESS AT 1 RIVER ROAD, SCHENECTADY, NEW YORK 12345 USA ("GE" OR "SELLER") ANDMOUNTAINVIEW POWER COMPANY, A DELAWARE CORPORATION, HAVING A PRINCIPAL PLACE OF BUSINESS AT 245 WINTER ST, SUITE 300, WALTHAM, MA 02451 ("BUYER") (SELLER AND BUYER BEING REFERRED TO HEREIN INDIVIDUALLY AS A "PARTY" AND COLLECTIVELY AS THE "PARTIES").



WHEREAS, each Party may provide to the other Party confidential information (the "Confidential Information"), as defined below; and

WHEREAS, each Party receiving such Confidential Information agrees to keep such information confidential pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and sufficient consideration the Parties hereby agree as follows:

1. Neither party will disclose any of the Confidential Information to any third party; provided, however, the Confidential Information may be disclosed to each Party's employees and representatives who need to know such information for the purpose of prosecuting the Work and who agree to keep such information confidential to the same extent as if they were parties hereto. The Parties shall label all Confidential Information as "Confidential", "Proprietary" or similar designation. Oral information which is confidential or proprietary so stated at the time of disclosure shall be reduced to writing by the disclosing party within ten (10) working days after disclosure, which writing shall specifically reference the date of disclosure. A party (the "parent party") may disclose Confidential Information of the other party (the "other party") for the purposes contemplated herein; provided that such subsidiary or affiliate agrees in writing to be bound by the terms of this Agreement prior to receipt of the Confidential Information of the other party. In such event, the parent party shall notify the other party of the disclosure of the Confidential Information and provide the other party with a copy of such written agreement executed by the subsidiary or affiliate of the parent party.

2. Confidential Information shall not include any information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by either Party, (ii) becomes available to either Party on a non-confidential basis from a source other than the other Party, its representatives or agents, provided that such source is not in breach of any secrecy or confidentiality obligation to either Party, (iii) is known to either Party prior to receiving the Confidential Information, or
     (iv) is independently developed by either Party.

3. In the event that either Party becomes legally compelled by a court or administrative agency order or by subpoena to disclose any of the Confidential Information, such Party will provide the other Party with prompt notice of the order or subpoena before such Confidential Information is disclosed. In the event that such Party is required to disclose the Confidential Information, the disclosing Party will furnish only that portion of the Confidential Information which it is legally required to disclose and will reasonably assist the other Party in obtaining a protective order or other assurance that confidential treatment will be accorded to the Confidential Information that is so disclosed.

4. Neither Party makes any representation or warranty as to the completeness or accuracy of the information to be provided hereunder.

5. Except as expressly provided herein with respect to the confidentiality and non-disclosure of the Confidential Information, nothing in this Agreement shall obligate any Party in any manner whatsoever with respect to consummate or agree to any other transaction between the Parties.

6. This Agreement shall not be construed to grant to either Party any patent, license, know-how, license, trade secret or any other rights, or to use any related licenses or patent, trade secret or know how, which are owned by either Party or its affiliates.

7. Without prejudice to the rights and remedies otherwise available, either Party shall be entitled to seek equitable relief by way of injunction or otherwise if the receiving Party or any of its representative's breach this Agreement.

8. Neither Party will use or disclose any Confidential Information provided by the other Party for any purpose other than with working with such party on the prosecution of the Work and, provided further, neither Party shall use or provide to any third party any Confidential Information provided by the other Party in connection with any competing project.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10. This Agreement contains the full and complete understanding of the Parties with respect to the subject matter hereof and supersedes all prior representations and understandings whether oral or written. This Agreement may not be modified in any manner except by written amendment executed by both Parties.

11. This Agreement shall expire three years from the date hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers in duplicate counterparts, each of which shall be considered an original.

 Mountainview Power Company


By: _________________________
Name:_______________________
Title:_________________________

 General Electric Company


By: _________________________
Name:_______________________
Title:_________________________

   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                   APPENDIX J

---------------------                       ----------------------

              *****************************************************

                                   APPENDIX K


                           TECHNICAL ADVISORY SERVICES



                        Please refer to Appendix A Tab 12

                                   APPENDIX L


                               FUELS SPECIFICATION



               Please refer to Appendix A Tab 3, Tab 9 and Tab 17.

   CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                   APPENDIX M

               **************************************************
Buyer shall notify Seller of all Options Buyer wishes to include or delete 24 months prior to the Guaranteed Shipment Date. The Contract Price may be subsequently modified through changes to the Scope of Work pursuant to Section 14 hereof. The Contract Price set forth above includes freight and delivery to the Delivery Point.

                               Note 1
                               Packaged   Electronic  and   Electrical   Control
                               Compartment
                               (PEECC)

                               The PEECC is a completely enclosed compartment suitable for outdoor installation. Heating, air conditioning, compartment lighting, power outlets, temperature alarms, and smoke detectors are provided for convenience and protection of the equipment in the PEECC.


                               Electrical monitoring and control of the unit are accomplished by the turbine control panel and the generator control panel, which are mounted on a common skid and located in the PEECC. The customer control local interface (I) is also located in the PEECC. In addition to the control systems, the PEECC also houses the gas turbine motor control centers and batteries, rack and charger (s). The arrangement of the equipment is shown in the typical compartment layout below.





                               [chart   depicting  a  Packaged   Electronic  and
                               Electrical Control Compartment]